SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware    001-31234    75-2969997
(State or other jurisdiction    (Commission    (IRS Employer
of incorporation)     File Number)    Identification No.)

200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices)

(214) 756-6900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02:    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with Securities and Exchange Commission Release No. 34-47583, the following information, which is being furnished pursuant to the requirements of Item 2.02, “Results of Operations and Financial Condition,” is being reported under Item 7.01, “Regulation FD Disclosure.”

On October 26, 2016, Westwood Holdings Group, Inc. (“Westwood”) issued a press release entitled “Westwood Holdings Group, Inc. Reports Third Quarter 2016 Results; Assets Under Management of $21.3 Billion; Assets Under Advisement Increase to $1.1 Billion; Quarterly Dividend Increased 9%, Representing the 14th Consecutive Year of Increases”, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 7.01:    REGULATION FD DISCLOSURE

Westwood announced today that its Board of Directors has approved the payment of a quarterly cash dividend of $0.62 per common share, an increase of 9% from the previous quarterly dividend rate, payable on January 3, 2017 to stockholders of record on December 9, 2016.

ITEM 9.01:    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits: The following exhibit is furnished with this report:

Exhibit Number                    Description

99.1
Press Release dated October 26, 2016, entitled “Westwood Holdings Group, Inc. Reports Third Quarter 2016 Results; Assets Under Management of $21.3 Billion; Assets Under Advisement Increase to $1.1 Billion; Quarterly Dividend Increased 9%, Representing the 14th Consecutive Year of Increases”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2016

WESTWOOD HOLDINGS GROUP, INC.

By:    /s/ Tiffany B. Kice
Tiffany B. Kice
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number        Description

99.1
Press Release dated October 26, 2016, entitled “Westwood Holdings Group, Inc. Reports Third Quarter 2016 Results; Assets Under Management of $21.3 Billion; Assets Under Advisement Increase to $1.1 Billion; Quarterly Dividend Increased 9%, Representing the 14th Consecutive Year of Increases”.